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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 7, 2001 included in Simon Property Group, L.P.'s Form 10-K for the year ended December 31, 2000, and of our reports dated February 7, 2001 and February 16, 2000 included in Simon Property Group, Inc. and SPG Realty Consultants, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP

Indianapolis, Indiana
August 31, 2001

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EXHIBIT 23.1